                                                            EXHIBIT 2



                             ACQUISITION AGREEMENT


                                     among


                       APERTUS TECHNOLOGIES INCORPORATED

                           BLUELINE ACQUISITION CO.

                            BLUELINE SOFTWARE, INC.



                                 June 26, 1995

                               TABLE OF CONTENTS

RECITALS.................................................................  1

ARTICLE I-THE MERGER.....................................................  2
     1.01  Effectiveness.................................................  2
     1.02  The Closing...................................................  2
     1.03  Payment for Capital Stock.....................................  3
     1.04  Holdback......................................................  4
     1.05  Amendment to this Agreement...................................  4

ARTICLE II-PURCHASE OF CAPITAL STOCK.....................................  5
     2.01  The Offer.....................................................  5
     2.02  Approval of the Offer.........................................  5
     2.03  Best Efforts..................................................  5
     2.04  Short-Form Merger.............................................  5

ARTICLE III-REPRESENTATIONS AND WARRANTIES OF THE COMPANY................  5
     3.01  Incorporation and Corporate Power.............................  6
     3.02  Execution, Delivery; Valid and Binding Agreement..............  6
     3.03  Approval of the Plan of Merger; Meeting of Shareholders.......  6
     3.04  No Breach.....................................................  6
     3.05  Governmental Authorities; Consents............................  7
     3.06  Capital Stock.................................................  7
     3.07  Subsidiaries..................................................  8
     3.08  Financial Statements..........................................  8
     3.09  Absence of Undisclosed Liabilities............................  9
     3.10  No Material Adverse Changes...................................  9
     3.11  Absence of Certain Developments...............................  9
     3.12  Title to Properties........................................... 11
     3.13  Accounts Receivable........................................... 12
     3.14  Tax Matters................................................... 12
     3.15  Contracts and Commitments..................................... 14
     3.16  Intellectual Property Rights.................................. 16
     3.17  Litigation.................................................... 19
     3.18  Warranties.................................................... 19
     3.19  Employees..................................................... 19
     3.20  Employee Benefit Plans........................................ 20
     3.21  Insurance..................................................... 21
     3.22  Affiliate Transactions........................................ 21
     3.23  Customers and Suppliers....................................... 21

     3.24  Officers and Directors; Bank Accounts......................... 21
     3.25  Compliance with Laws; Permits................................. 22
     3.26  Environmental Matters......................................... 22
     3.27  Brokerage..................................................... 24
     3.28  Disclosure.................................................... 24
     3.29  Unaccredited Investors........................................ 25

ARTICLE IV-REPRESENTATIONS AND WARRANTIES OF
               PARENT AND ACQUISITION CO................................. 25
     4.01  Incorporation and Corporate Power............................. 25
     4.02  Execution, Delivery; Valid and Binding Agreement.............. 25
     4.03  No Breach..................................................... 26
     4.04  Acquisition Co................................................ 26
     4.05  Apertus Common Stock.......................................... 26
     4.06  Governmental Authorities; Consents............................ 26
     4.07  Brokerage..................................................... 26

ARTICLE V-COVENANTS OF THE COMPANY....................................... 27
     5.01  Conduct of the Business....................................... 27
     5.02  Access to Books and Records................................... 28
     5.03  Meeting of Shareholders....................................... 29
     5.04  Demands....................................................... 29
     5.05  Conditions.................................................... 29
     5.06  No Shop....................................................... 29
     5.07  Termination Fee............................................... 30
     5.08  Information Statement......................................... 30

 ARTICLE VI-COVENANTS OF PARENT AND ACQUISITION CO....................... 30
     6.01  Information Statement......................................... 30
     6.02  Conditions.................................................... 30
     6.03  Payment of Loans.............................................. 30

ARTICLE VII-CONDITIONS TO CLOSING........................................ 31
     7.01  Conditions to Parent's and Acquisition Co.'s Obligations...... 31
     7.02  Conditions to the Company's Obligations....................... 34

ARTICLE VIII-TERMINATION................................................. 35
     8.01  Termination................................................... 35
     8.02  Effect of Termination......................................... 36

 ARTICLE IX-ADDITIONAL AGREEMENTS........................................ 36
     9.01  Registration.................................................. 36
     9.02  Termination of Registration................................... 36
     9.03  Registration Procedures....................................... 37
     9.04  Expenses...................................................... 37
     9.05  Registration Rights of Transferees............................ 37

ARTICLE X-SURVIVAL; INDEMNIFICATION...................................... 38
     10.01  Survival of Representations and Warranties................... 38
     10.02  Indemnification by the Company and Indemnifying Parties...... 38
     10.03  Indemnification by Parent.................................... 38
     10.04  Method of Asserting Claims................................... 39

ARTICLE XI-MISCELLANEOUS................................................. 40
     11.01  Press Releases and Announcements............................. 40
     11.02  Expenses..................................................... 40
     11.03  Amendment and Waiver......................................... 40
     11.04  Notices...................................................... 40
     11.05  Assignment................................................... 41
     11.06  Severability................................................. 41
     11.07  Complete Agreement........................................... 42
     11.08  Counterparts................................................. 42
     11.09  Governing Law................................................ 42

SIGNATURES............................................................... 43

EXHIBIT A-1 -  Articles of Merger
EXHIBIT A-2 -  Articles of Merger
EXHIBIT B  -   Plan of Merger
EXHIBIT C  -   Investment Letter
EXHIBIT D  -   Escrow Agreement
EXHIBIT E  -   Purchase Agreement
EXHIBIT F  -   Company Counsel Opinion
EXHIBIT G  -   Company Certificate
EXHIBIT H  -   Parent Counsel Opinion
EXHIBIT I  -   Parent Certificate

                             ACQUISITION AGREEMENT

          This Acquisition Agreement (this "Agreement") dated June 26, 1995, is entered into among Apertus Technologies Incorporated, a Minnesota corporation ("Parent"), BlueLine Acquisition Co., a Minnesota corporation and a wholly owned subsidiary of Parent ("Acquisition Co."), and BlueLine Software, Inc., a Minnesota corporation (the "Company"). Acquisition Co. and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

          WHEREAS, the respective Boards of Directors of Parent, Acquisition Co. and the Company have determined that it is advisable and in the best interests of the respective corporations and their shareholders that they enter into this Agreement pursuant to which Acquisition Co. would be merged with and into the Company in accordance with the Minnesota Business Corporations Act (the "MBCA") and the terms of this Agreement and the Company would be the surviving corporation and would become a wholly owned subsidiary of Parent (the "Merger");

          WHEREAS, the Board of Directors of the Company has recommended that the shareholders of the Company vote to approve the Agreement;

          WHEREAS, the parties intend that the aggregate consideration to be paid in respect of the Merger shall be $8,750,000 in cash and common shares of Parent ("Apertus Common Stock") including (w) the Company's expenses in negotiating this Agreement, (x) payments to holders of the Company's capital stock, (y) cashing out options and warrants by the Company and (z) making all payments incurred by the Company that may arise solely because of the Merger, whether or not such payments are to be made by Parent, Acquisition Co. or the Company ("Aggregate Merger Consideration");

          WHEREAS, the parties contemplate that, of the Aggregate Merger Consideration, approximately half will be payable in Apertus Common Stock and approximately half will be payable in cash, but payments to be made to certain holders of the Company's capital stock and to holders of options, warrants and contracts will be solely for cash;

          WHEREAS, for purposes of determining the value of the Apertus Common Stock, the parties used the average of the closing price as reported on NASDAQ for the five business days ending on June 21, 1995, on which day the Merger was first publicly announced by Parent after the close of the market, and such average is $8.6625;

          WHEREAS, each share of the Company's issued and outstanding capital stock ("Capital Stock") would be converted into a combination of cash and Apertus Common Stock as follows:

                                           Apertus
                         Cash            Common Stock
                       --------          ------------
                       $0.56260          .076943 shs.

(the cash and Apertus Common Stock to be paid in respect of each share of Capital Stock of each class and series being referred to as the "Merger Consideration" as may be appropriate in the circumstances); and

          WHEREAS, in furtherance of the Merger, Acquisition Co. proposes to offer (the "Offer") to purchase Capital Stock for a purchase price equal to the Merger Consideration; and

          WHEREAS, the Board of Directors of the Company has determined that the Offer is fair to and in the best interests of the Company's shareholders; and

          WHEREAS, the Board of Directors of the Company has approved the making of the Offer and has recommended that the shareholders of the Company accept the Offer.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

          1.01 Effectiveness. Upon satisfaction or waiver of the conditions set forth in Article VII of this Agreement, the parties hereto will cause a copy of the Articles of Merger, attached hereto as Exhibit A-1 (the "Articles of Merger") including a Plan of Merger attached hereto as Exhibit B (the "Plan of Merger"), to be signed and filed with the Secretary of State of the State of Minnesota in accordance with the MBCA. The Plan of Merger is incorporated by reference herein.

          1.02 The Closing.

          (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Dorsey & Whitney P.L.L.P., 220 South Sixth Street, Minneapolis, Minnesota 55402, within three days of the meeting of shareholders referred to in Section 5.03 and will be effective as of the Effective Time (as defined in the Plan of Merger).

          (b) The parties shall deliver to each other the documents required to be delivered pursuant to Article VII hereof at the Closing.

          1.03 Payment for Capital Stock.

          (a) Parent agrees that promptly after the Effective Time it will cause to be distributed to holders of Capital Stock appropriate materials to facilitate payment for Capital Stock, which shall include an Investment Letter in the form of Exhibit C ("Investment Letter") to each person to whom Apertus Common Stock would be issued, and will process such materials promptly after receipt thereof. After the Effective Time, each holder of a certificate or certificates representing shares of Capital Stock canceled and extinguished at the Effective Time pursuant to the Plan of Merger may surrender such certificate or certificates to Parent, as agent for the holders of shares of Capital Stock, to effect the exchange of such certificate or certificates on such holder's behalf. After surrender to Parent of any certificate which, prior to the Effective Time, shall have represented any shares of Capital Stock, other than Dissenting Shares, Parent shall distribute to the person in whose name such certificate shall have been registered the Merger Consideration into which the Capital Stock shall have been converted at the Effective Time pursuant to the Plan of Merger. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented shares of Capital Stock shall be deemed to represent and evidence only the right to receive the Merger Consideration to be paid therefor as set forth in the Plan of Merger and until such surrender and exchange, no portion of the Merger Consideration shall be paid to the holder of such outstanding certificate in respect thereof.

          (b) Notwithstanding any other provision of this Agreement, if Parent fails to receive an Investment Letter promptly from each holder of Capital Stock to whom Apertus Common Stock would be issued in the Merger or determines that issuance of Apertus Common Stock to any holder of Capital Stock could affect the exemption from registration of the Apertus Common Stock under the Securities Act of 1933, as amended ("Securities Act"), then such holder shall instead receive cash in lieu of Apertus Common Stock based upon a value of $8.6625 per share.

          (c) If payment of the Merger Consideration is to be made to a person other than the person in whose name the certificate surrendered in exchange therefor is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the person requesting such payment shall pay to Parent any transfer and other taxes required by reason of such payment in any name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of Parent that such tax either has been paid or is not payable.

          (d) No interest shall accrue or be payable with respect to any amounts which any holder of shares of Capital Stock shall be so entitled to receive. Parent shall be authorized to pay the Merger Consideration attributable to any certificate theretofore issued which has been lost or destroyed, upon receipt of satisfactory evidence of ownership of the shares of Capital Stock represented thereby and of appropriate indemnification.

          (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in this Section 1.03, subject to applicable law in the case of Dissenting Shares.

          (f) Fractional shares shall not be issued. Instead, any fractional portion of a share of Apertus Common Stock shall be paid out in cash at a value of $8.6625 per share.

          1.04 Holdback. Notwithstanding anything contained in this Agreement, 20% of the cash portion of the Merger Consideration payable in respect of the Capital Stock shall be paid to First Trust National Association (the "Escrow Agent") to provide a source of indemnification to Parent and Acquisition Co. Such portion of the Merger Consideration (the "Holdback") shall be held by and dealt with by the Escrow Agent pursuant to an Escrow Agreement in substantially the form of Exhibit D hereto.

          For purposes of determining the Merger Consideration, the Company's expenses in connection with the negotiation of this Agreement have been assumed to be $50,000. To the extent that such expenses exceed that amount, Parent shall be entitled to a payment from the Holdback equal to such excess. To the extent that $50,000 exceeds such expenses, the Company shall make a payment to the Escrow Agent equal to such excess, which shall become part of the Holdback.

          The Company and Ronald Mittman entered into an amendment to Mittman's employment letter on June 25, 1995 that provides that if he is terminated within three months of the Effective Time, he will be entitled to a payment of $75,000. If Mittman becomes entitled to such payment, it shall be made by the Company, but Parent shall be entitled to a payment from the Holdback equal to $75,000.

          The payments required by the second and third paragraphs of this
Section 1.04 are in addition to the indemnification provided in Section 10.02 and accordingly shall be made from the Holdback without regard to the provisions of Section 10.02(b) establishing a threshold amount.

          1.05 Amendment to this Agreement. If the Aggregate Merger Consideration payable hereunder would exceed $8,750,000, the parties hereto agree to amend this Agreement to decrease the Merger Consideration so that the Aggregate Merger Consideration equals $8,750,000.

                                  ARTICLE II

                           PURCHASE OF CAPITAL STOCK


          2.01 The Offer. Acquisition Co. shall make the Offer substantially in the form of the Purchase Agreement ("Purchase Agreement") attached hereto as Exhibit E no later than June 26, 1995. No change may be made to the Offer by Acquisition Co. that decreases the amount or form of consideration or imposes additional conditions to the Offer from those set forth herein.

          2.02 Approval of the Offer. The Company hereby approves the Offer and represents that (i) its Board of Directors at a meeting duly called and held on June 22, 1995 has (a) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the holders of the Capital Stock and (b) approved this Agreement and the transactions contemplated hereby, including the making of the Offer, and has recommended that the stockholders of the Company accept the Offer and approve this Agreement and the transactions contemplated hereby. The Company shall promptly furnish Acquisition Co. with the names and addresses of all record holders of Capital Stock.

          2.03 Best Efforts. The Company agrees that it will transmit the Offer to the holders of its Capital Stock and use its best efforts to obtain acceptances of the Offer. If executed Purchase Agreements for a sufficient number of shares of Capital Stock to allow Acquisition Co. to take the actions set forth in Section 2.04 are received in a form acceptable to Acquisition Co., it agrees to close the purchases contemplated thereby upon satisfaction of the conditions contained therein no later than June 30, 1995. At the closing of the Purchase Agreements, the Company, the Parent and the Escrow Agent shall enter into the Escrow Agreement and the Parent shall payover the Holdback pertaining to the Purchase Agreements to the Escrow Agent.

          2.04 Short-Form Merger. If Acquisition Co. is able to purchase a sufficient amount of Capital Stock to allow it to effectuate the Merger as a short form merger pursuant to Section 621 of the MBCA upon conversion of a portion of the Capital Stock so purchased, it will convert the necessary amount of such Capital Stock and then file Articles of Merger in the form set forth as Exhibit A-2.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Acquisition Co. that:

          3.01 Incorporation and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and, subject to approval of the Plan of Merger by the Company's shareholders, has the requisite corporate power to execute and deliver this Agreement and the Articles of Merger and to perform its obligations hereunder and thereunder. The Company has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company's Articles of Incorporation and Bylaws which have been furnished by the Company to Parent and Acquisition Co. prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof. Schedule 3.01 contains a correct and complete list of each jurisdiction in which the conduct of the Company's business or the ownership, leasing or operation of its properties and assets requires the Company to be qualified to do business (except for those jurisdictions where the failure of the Company to be so qualified would not have a material adverse effect on the condition of the Company) and the Company is qualified to do business and is in good standing as a foreign corporation under the laws of each of those jurisdictions.

          3.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement and the Articles of Merger by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the Articles of Merger, other than the approval of the Plan of Merger by the shareholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, and the Articles of Merger, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

          3.03 Approval of the Plan of Merger; Meeting of Shareholders. The Company hereby represents that its Board of Directors has, by resolutions duly adopted at a meeting held on June 22, 1995, approved this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, including the Merger, and resolved to recommend approval of the Plan of Merger by the Company's shareholders. None of the resolutions described in this Section 3.03 has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

          3.04 No Breach. The execution, delivery and performance of this Agreement and the Plan of Merger by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration under, result in any lien, security interest, charge or encumbrance upon any assets of the Company, or, except for those that have been obtained, require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject.

          3.05 Governmental Authorities; Consents. Except for the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, the Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the Articles of Merger or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Schedule 3.05, no consent, approval or authorization of any governmental or regulatory authority or any other party or person (except the approval of the Plan of Merger by the shareholders of the Company) that has not been obtained is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the Articles of Merger or the transactions contemplated hereby or thereby other than those the failure of which to obtain would not have a materially adverse effect on the Company.

          3.06 Capital Stock. The authorized capital stock of the Company consists of 15,000,000 shares, par value $.01 per share, divisible into classes and series. Shares issued not part of a class or series shall be Common Shares. 662,726 Common Shares ("Company Common Stock") are issued and outstanding. The only other shares of Capital Stock are shown below:


             Class and Series                Authorized  Outstanding
             ----------------                ----------  -----------

Convertible Preferred Shares,
  Series I ("Series I Preferred Stock")      4,063,352    4,063,352
Convertible Preferred Shares,
  Series II ("Series II Preferred Stock")    1,950,000    1,837,843


All of such outstanding shares of Capital Stock have been duly authorized and are validly issued, fully paid and nonassessable. Schedule 3.06 shows the names of all holders of Capital Stock, their last known address and the number of shares of Company Common Stock, Series I Preferred Stock and Series II Preferred Stock held of record by each. There are outstanding stock options to purchase 1,299,306 shares of Company Common Stock. Schedule 3.06 shows the names of holders of outstanding stock options ("Outstanding Stock Options"), their last known address, the number of shares of Capital Stock for which the option is exercisable, the exercise price and the expiration date. The Company has warrants to purchase 536,875 shares of Company Common Stock outstanding.
Schedule 3.06 shows the names of holders of outstanding warrants ("Outstanding Warrants"), their last known address, the number of shares of Capital Stock for which the Warrant is exercisable, the exercise price and the expiration date. The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of Capital Stock by the Company and, except for the Series I Preferred Stock, the Series II Preferred Stock, Outstanding Stock Options and Outstanding Warrants, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind. There are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

          3.07 Subsidiaries. Except as otherwise set forth in Schedule 3.07, the Company does not own any stock, partnership interest, joint venture interest or any other security of, or ownership interest or investment in, any other corporation, organization or entity. All issued and outstanding shares of capital stock of any of the subsidiaries set forth in Schedule 3.07 (the "Subsidiaries") are owned by the Company free and clear of all liens, charges, encumbrances, claims and options of any nature. All of the outstanding shares of capital stock of the Subsidiaries have been duly and validly authorized and issued, and are fully paid and nonassessable. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the state or country shown on Schedule 3.07 and has all requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Articles of Incorporation and Bylaws of each Subsidiary which have been furnished by the Company to Parent prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof. Schedule 3.07 contains a correct and complete list of each jurisdiction in which the conduct of each Subsidiary's business or the ownership, leasing or operation of its properties and assets requires such Subsidiary to be qualified to do business (except for those jurisdictions where the failure of such Subsidiary to be so qualified would not have a material adverse effect on the condition of the Company), and such Subsidiary is qualified to do business and is in good standing as a foreign corporation under the laws of each of those jurisdictions.

          3.08 Financial Statements. The Company has delivered to Parent copies of (a) the unaudited consolidated balance sheet, as of April 30, 1995, of the Company (the "Latest Balance Sheet") and the unaudited consolidated statements of earnings, shareholders' equity and cash flows of the Company for the four-month period ended April 30, 1995 (such statements and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements") and (b) the audited consolidated balance sheets, as of December 31, 1992, 1993 and 1994 of the Company and the audited consolidated statements of earnings, shareholders' equity and cash flows of the Company for each of the three years ended December 31, 1994 (collectively, the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of the Company and fairly present the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Latest Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with generally accepted accounting principles) consistently with the Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

          3.09 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) as reflected in the Latest Balance Sheet, (ii) liabilities which have arisen after the date of the Latest Balance Sheet (the "Balance Sheet Date"), in the ordinary course of business and (iii) as otherwise set forth in
Schedule 3.09.

          3.10 No Material Adverse Changes. Since the Balance Sheet Date, there has been no material adverse change in the assets or liabilities, the business, the financial condition, the results of operations or, to the best of the Company's knowledge, the prospects (collectively, the "Condition") of the Company and its Subsidiaries.

          3.11 Absence of Certain Developments. Except as shown on Schedule 3.11, since the Balance Sheet Date, neither the Company nor any Subsidiary has:

          (a) borrowed any amount or incurred or become subject to any liability in excess of $10,000 except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

          (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $10,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws or (iv) liens set forth on Schedule 3.11;

          (c) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $10,000, other than current liabilities paid in the ordinary course of business;

          (d) sold, assigned or transferred (including, without limitation, transfers to any employee, affiliate or shareholder) any tangible assets with a fair market value in excess of $10,000 or canceled or forgiven any debt, claim or receivable, except in the ordinary course of business;

          (e) sold, assigned or transferred (including, without limitation, transfers to any employee, affiliate or shareholder) any patent, trademark, trade name, copyright, trade secret or other intangible asset;

          (f) disclosed to any person other than Parent or Acquisition Co. and authorized representatives of Parent or Acquisition Co., any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is identified in the Schedule 3.11 and is in full force and effect on the date hereof;

          (g) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience;

          (h) declared or paid any dividends or other distributions with respect to the Capital Stock or redeemed or purchased, directly or indirectly, any shares of the Capital Stock or any equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

          (i) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

          (j) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any "insider" (as defined in Section 3.22 hereof) other than employment arrangements disclosed on Schedule 3.11;

          (k) assumed, guaranteed, endorsed or otherwise become liable for the obligation of any person;

          (l) except as shown on Schedule 3.11 and except for payments in accordance with past practices for goods and services provided in the ordinary course of business, made any payment or other cash transfer to Company or any of its affiliates;

          (m) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

          (n) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee who earns more than $75,000 per year, or consultant or other agent or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

          (o) made any single capital expenditure or commitment therefor in excess of $10,000;

          (p) made any loan, advance or capital contribution to, or investment in, any person;

          (q) made charitable contributions or pledges which in the aggregate exceed $1,000; or

          (r) made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements.

          3.12 Title to Properties.

          (a) The Company does not own any real property. The leases (the "Leases") described on Schedule 3.12 constitute all of the real property used or occupied by the Company and are in full force and effect, and the Company holds a valid and existing leasehold interest under each of the Leases. The Company has delivered to Parent and Acquisition Co. complete and accurate copies of each of the Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Parent and Acquisition Co. The Company is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of the Company, is any other party to any of the Leases in default.

          (b) The Company owns good and marketable title to each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for
(i) liens for current taxes not yet due and payable, (ii) liens set forth on
Schedule 3.12, (iii) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business, (iv) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen and (v) liens in respect of pledges or deposits under workers' compensation laws.

          (c) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects known to the Company in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation of such assets. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets which it deems necessary for the conduct of its business.

          (d) The Company is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company has not received any notice of any such violation.

          3.13 Accounts Receivable. The accounts receivable reflected on the Latest Balance Sheet are valid receivables, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms except to the extent of any allowance for doubtful accounts.

          3.14 Tax Matters.

          (a) Each of the Company and any Subsidiary, any affiliated, combined or unitary group of which the Company or any Subsidiary is or was a member, any "Plans" (as defined in Section 3.21 hereof), as the case may be, has: (i) properly filed (or has had properly filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any "Taxes" (as defined in subsection (o) below) or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on the Latest Balance Sheet, in accordance with generally accepted accounting principles, accounts that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (b) There are no liens for Taxes upon any assets of the Company or of any Subsidiary, except liens for Taxes not yet due.

          (c) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Subsidiary that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or any Subsidiary regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company or any Subsidiary by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Company does not expect the assessment of any additional Taxes of the Company or the Tax Affiliates and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company or the Subsidiary which would exceed the estimated reserves established on its books and records.

          (d) Neither the Company nor any Subsidiary is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any Subsidiary that are not deductible (in whole or in part) under Section 280G of the Code.

          (e) Except for the return for the year ended December 31, 1994, neither the Company nor any Subsidiary has requested any extension of time within which to file any Return, which Return has not since been filed. No property of the Company or any Subsidiary is property that the Company or any Subsidiary is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

          (f) Neither the Company nor any Subsidiary is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary as a result of the Tax Reform Act of 1986 and neither the Company nor any Subsidiary has knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

          (g) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

          (h) Neither the Company nor any Subsidiary has engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, and neither the Company nor any Subsidiary will engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code).

          (i) Neither the Company nor any Subsidiary has filed any consent under
Section 341(f) of the Code.

          (j) The Company and the Subsidiaries have evidence of payment for all taxes, charges, fees, levies or other assessments of a foreign country paid or accrued from the date of the formation of each of them, respectively.

          (k) Neither the Company nor any Subsidiary, to the extent they are "controlled foreign corporations" within the meaning of Section 957 of the Code, have now or have had at any time in the past "subpart F income" within the meaning of Section 952 of the Code.

          (l) Except for the Company's Dutch Subsidiary, the Company and the Subsidiaries are, and at all times have been, corporations or associations taxable as corporations for United States income tax purposes.

          (m) Any "FSC" (within the meaning of Section 922 of the Code) has been properly operated in accordance with the provisions of Sections 921-927 of the Code.

          (n) All deductions claimed or reported on all Returns of the Company and any Subsidiary on account of royalties or similar fees payable with respect to any intellectual property of the Company or any other party are allowable in full.

          (o) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Subsidiary.

          3.15 Contracts and Commitments.

          (a) Schedule 3.15 lists the following agreements to which the Company or any Subsidiary is a party, which are currently in effect, and which relate to the operation of the business of the Company or any Subsidiary: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) except for the Company's standard offer letter, contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) agreement prohibiting the Company or any Subsidiary from soliciting any person to become an employee of the Company; (vii) contract, agreement or understanding relating to the voting of Common Stock or the election of directors of the Company; (viii) agreement relating to the borrowing of money on an unsecured basis in excess of $50,000 in the aggregate; (ix) guaranty of any obligation for borrowed money or; (x) lease or agreement under which the Company or any Subsidiary is lessee of, or holds or operates any property, real or personal, owned by any other party requiring rentals in excess of $5,000 per year, other than shown on Schedule 3.12; (xi) except for the software leases to customers, lease or agreement under which the Company or any Subsidiary is lessor of, or permits any third party to hold or operate, any property, real or personal; (xii) contract or group of related contracts with the same party by which the Company or any Subsidiary has agreed to purchase products or services with an undelivered balance of such products or services in excess of $25,000; (xiii) contract or group of related contracts with the same party by which the Company or any Subsidiary has agreed to sell products or services with an undelivered balance of such products or services in excess of $25,000; (xiv) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) with the Company or any Subsidiary involving more than $25,000; (xv) contract within Company's knowledge which prohibits the Company or any Subsidiary from freely engaging in business anywhere in the world; (xvi) franchise agreement; (xvii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company or any Subsidiary in excess of $25,000 other than as shown on Schedule 3.16(a)(vii); (xviii) contract or commitment for capital expenditures by the Company or any Subsidiary in excess of $25,000; (xix) agreement by the Company or any Subsidiary for the sale of any capital asset; (xx) contract with any affiliate which in any way relates to the Company or any Subsidiary (other than for employment on customary terms); or (xxi) other agreement which provides for payments in excess of $25,000 per year.

          (b) The Company has performed all material obligations required to be performed by it in connection with each of the contracts or commitments required to be disclosed in Schedule 3.15 and is not in default under any contract or commitment required to be disclosed in Schedule 3.15; the Company has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed in Schedule 3.15; and to the Company's knowledge there is no breach or anticipated breach by any other party to any contract or commitment required to be disclosed in
Schedule 3.15.

          (c) Prior to the date of this Agreement, Parent has been either supplied with or given access to a true and correct copy of each written contract or commitment referred to in Schedule 3.15, together with all amendments, waivers or other changes thereto.

          (d) Any contract or commitment which requires a payment to any person solely by virtue of the Merger is referred to as a "Change of Control Contract." All such Change of Control Contracts are shown on Schedule 3.15.

          3.16 Intellectual Property Rights. As used in this Agreement, the following terms shall have the following meaning:

               (i) "Business" shall mean the business(es) in which the Company and the Subsidiaries are engaged as of the Closing Date;

               (ii) "Copyrights" shall mean rights in original works of authorship including, without limitation, computer programs, as those terms are used in 17 U.S.C. (S)101 et seq. and corresponding rights under foreign laws;

               (iii) "Distribution Agreements" shall mean each agreement under which third parties are granted rights to distribute products or provide services incorporating or utilizing any of the Intellectual Property Rights, all of which are identified in Schedule 3.16(a)(iii);

               (iv) "Intellectual Property Rights" shall mean all the Patent Rights, Copyrights, Trademarks and Trade Secrets, and other similar rights in technology or business information that are owned or exclusively controlled by the Company or any Subsidiary on the Closing Date and used in
     or held for use in the Business.   Intellectual Property Rights includes,
     without limitation, those properties listed on Schedule 3.16(a)(iv);

               (v) "Know-How" shall mean (i) design documents, (ii) specifications and performance criteria, (iii) operating instructions and maintenance manuals, (iv) manufacturing information, including production documentation, methods, layouts and supplier and cost information, (v) computer software tools and related documentation, including, without limitation, source and object code listings, (vi) prototypes, models or samples, (vii) computer-aided design or computer-aided manufacturing data,
     (viii) information communicated to Parent in meetings or conferences, (ix) files relating to applications for Intellectual Property Rights and (x) all other tangible materials (not necessarily proprietary) used in or held for use in the Business as of the Closing Date;

               (vi) "Patent Rights" shall mean rights provided by a United States or foreign patent, including reissues or extensions thereof, and on applications for the foregoing, including any divisions, continuations and continuations-in-part thereof filed by the Company or any Subsidiary on or before the Closing Date or by Parent, the Company or any Subsidiary after the Closing Date;

               (vii) "License Agreements" shall mean each agreement under which the Company or any Subsidiary is granted the right to use any intellectual property rights owned or controlled by a third party, for monetary or other consideration in excess of $25,000 in any one of 1992, 1993 or 1994, all of which are identified in Schedule 3.16(a)(vii);

               (viii) "Software" shall mean all computer software products that are owned or exclusively controlled by the Company or any Subsidiary on the Closing Date and used in or held for use in the Business, including, without limitation, those identified by title on Schedule 3.16(a)(viii);

               (ix) "Trademarks" shall mean trade names, trademarks, service marks, trade dress and product configurations that are used or intended to be used in connection with the Business or any part thereof as of the Closing Date and all (1) goodwill and common law rights associated therewith, (2) registration applications pending thereon in any state and in any country, and (3) registrations issued thereon in any state and in any country, including, but not limited to, those names, marks, etc. identified in Schedule 3.16(a)(ix); and

               (x) "Trade Secrets" shall mean all proprietary information that is used in or held for use in connection with the Business and that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, third parties who can obtain economic value from its disclosure or use and
     (2) is the subject of efforts by the Company or any Subsidiary that were and are reasonable under the circumstances to maintain its secrecy, such as, without limitation, computer program designs, unpublished computer programs, inventions conceived but not embodied in a patent application, customer lists, vendor lists, merchandising information, cost and unpublished pricing information, and information regarding future business opportunities.

          (b) Company hereby represents and warrants to Parent that:

               (i) The Company and the Subsidiaries own and possess all right, title and interest in the Intellectual Property Rights and the Know-How and, except as shown on Schedule 3.16(b)(i), have the right to disclose all
     material Know-How to Parent.   The Company and the Subsidiaries have taken
     all reasonable action to protect the Intellectual Property Rights, including, without limitation, use of reasonable secrecy measures to protect the Trade Secrets included in the Intellectual Property Rights, except that the Company has not attempted to register trade names or copy rights;

               (ii) The Intellectual Property Rights together with the third party rights licensed to the Company and the Subsidiaries under the License Agreements comprise all intellectual property rights used or held for use in the Business;

               (iii) No claim by any third party contesting the validity of any Intellectual Property Rights has been made or is currently outstanding, and neither the Company nor any Subsidiary has received any notice and is aware of no facts concerning any infringement, misappropriation or violation by others of any Intellectual Property Rights;

               (iv) To Company's knowledge, no infringement, misappropriation or violation of any third party intellectual property rights has occurred with respect to Parent's use of the Intellectual Property Rights and Know-How as currently being used by the Company and the Subsidiaries;

               (v) The License Agreements constitute all agreements under which the Company or any Subsidiary has obtained the right to use any intellectual property rights of third parties in exchange for a royalty or any other consideration in excess of $25,000 in any one of 1992, 1993 or 1994; and

               (vi) The Distribution Agreements constitute all agreements (other than agreements with end-users of Software) under which the Company or any Subsidiary has granted to third parties the right to use the Intellectual Property Rights which resulted in revenues to the Company in excess of $25,000 in 1992, 1993 or 1994;

          (c) Specifically with respect to the Software and without limiting the foregoing, Company hereby represents and warrants to Parent that:

               (i) Except as shown on Schedule 3.16(c)(i), the Company is the sole proprietor of the Software;

               (ii) The Company has the full power and authority to commercially exploit all rights in the Software, and except for the Distribution Agreements, no person has previously assigned, transferred or otherwise encumbered these rights;

               (iii) No material portion of the Software is in the public domain;

               (iv) The Software and the reproduction, preparation of derivative works based upon, performance of or display of the Software does not infringe any statutory copyright;

               (v) To Company's knowledge, the Software does not invade the right of privacy or publicity of any person or contain any matter libelous or otherwise in contravention of the rights of any third person;

               (vi) The Software contains no matter, the publication or sale of which otherwise violates any federal or state statute or regulation, nor is the Software in any other manner unlawful;

               (vii) Nothing in the contents of the Software constitutes a "virus" or "worm"; and

               (viii) Except for Software in the public domain, written permission has been obtained for the incorporation of any code, text or other subject matter not owned by the Company or a Subsidiary and incorporated in the Software.

          3.17 Litigation. Except as set forth in Schedule 3.17, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          3.18 Warranties. Schedule 3.18 summarizes all claims pending or, to the best knowledge of the Company and its Subsidiaries, threatened for breach of any warranty or agreement relating to any products or services sold or provided by the Company or any Subsidiary prior to the date hereof. Schedule 3.18 lists all products that the Company has contracted to deliver whose development has not been completed. To the best of Company's knowledge, there are no inherent design defects or systemic or chronic problems in such products. Schedule 3.18 shows release dates for all announced versions of software products.

          3.19 Employees. Schedule 3.19 lists each employee of the Company and each Subsidiary (the "Employees") and the position, title, remuneration (including any scheduled salary or remuneration increases, bonus, retention and deferred compensation arrangements), date of employment and whether each Employee has a written employment agreement with the Company or a Subsidiary. Except as disclosed on Schedule 3.19, (a) to the best knowledge of Company, no Employee of the Company or any Subsidiary has any plans to terminate his, her or its employment; (b) the Company and each Subsidiary has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) neither the Company nor any Subsidiary has any material labor relations problem pending; (d) there is no workers' compensation claim pending against the Company or any Subsidiary nor is the Company aware of any facts that would give rise to such a claim; (e) to Company's knowledge no Employee is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company or any Subsidiary; (f) no Employee or former employee has any valid claim with respect to any Intellectual Property Rights of the Company or any Subsidiary; (g) no Employee has a right to receive a bonus based on any period ending after December 31, 1995; and (h) no employee has any severance rights except as shown on Schedule 3.19.

          3.20 Employee Benefit Plans.

          (a) Schedule 3.20 lists (i) all nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) all qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (iii) all qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) all employee welfare benefit plans (as defined in Section 3(1) of ERISA) maintained or contributed to by the Company or any Subsidiary with respect to Employees and former employees of the Company or any Subsidiary and all dependents and beneficiaries of such Employees and former employees.

          (b) All employee benefit plans (as defined in Section 3(3) of ERISA) which the Company or any Subsidiary maintains or to which it contributes (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and
(iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

          (c) Company has provided or made available to Parent true and complete copies of (i) the most recent determination letter, if any, received by the Company or any Subsidiary from the Internal Revenue Service regarding the Plans which the Company or any Subsidiary maintains or to which it contributes and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (ii) the most recent financial statements and annual report or return for the Plans; and (iii) the most recently prepared actuarial valuation reports, if any.

          (d) Neither the Company nor any Subsidiary contributes (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Neither the Company nor any Subsidiary has any actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Neither the Company nor any Subsidiary has any actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Schedule 3.20, (ii) health care continuation benefits described in Section 4980B of the Code or
(iii) as otherwise required by applicable law.

          (e) Neither the Company, any Subsidiary nor any of their directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, any Subsidiary, Parent, Parent's subsidiaries or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

          (f) Neither the Company nor any Subsidiary has incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

          3.21 Insurance. Schedule 3.21 lists and briefly describes each insurance policy maintained by the Company or any Subsidiary with respect to their properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Neither the Company nor any Subsidiary is in default with respect to its obligations under any of such insurance policies.

          3.22 Affiliate Transactions. Except as disclosed Schedule 3.22, no officer, director or employee of the Company or any Subsidiary or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with the Company or any Subsidiary (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company or any Subsidiary. None of the insiders has any direct or indirect interest in any competitor, supplier or customer of the Company or any Subsidiary or in any person, firm or entity from whom or to whom the Company or any Subsidiary leases any property, or in any other person, firm or entity with whom the Company or any Subsidiary transacts business of any nature. For purposes of this Section 3.22, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers-and sisters-in-law of such officer, director or employee.

          3.23 Customers and Suppliers. Schedule 3.23 lists the 50 largest customers of the Company for each of 1993 and 1994 and sets forth opposite the name of each such customer the dollar amount thereof. Since the Balance Sheet Date, no customer listed on Schedule 3.23 has notified the Company that it will stop doing business with the Company. Schedule 3.23 lists each vendor to the Company for which the Company accrued more than $25,000 in expenses during the 24 months ended March 31, 1995 and sets forth opposite the name of each such vendor the dollar amount thereof. Since the Balance Sheet Date, no vendor listed on Schedule 3.23 has notified the Company that it will terminate its relationship with the Company.

          3.24 Officers and Directors; Bank Accounts. Schedule 3.24 lists all officers and directors of the Company and all of the Company's bank accounts (designating each authorized signer).

          3.25  Compliance with Laws; Permits.

          (a) The Company, the Subsidiaries and their officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes which the Company or any Subsidiary may be subject where the failure to comply would have a material adverse effect on the Company. Neither the Company nor any Subsidiary is relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available after the Closing Date.

          (b) The Company and each Subsidiary has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and own and operate its properties (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth in Schedule 3.25. The Company and any Subsidiary has conducted its business in compliance with all material terms and conditions of the Permits.

          (c) Neither the Company nor any Subsidiary has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder the Company or any Subsidiary in connection with any actual or proposed transaction.

          (d) In particular, but without limiting the generality of the foregoing, neither the Company nor any Subsidiary has violated and has no liability, and has not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

          3.26  Environmental Matters.

          (a) As used in this Section 3.26, the following terms shall have the following meanings:

               (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company to any imposition of costs or liability under any Environmental Law.

               (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

               (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

          (b) The Company and each Subsidiary is in material compliance with all applicable Environmental Laws.

          (c) The Company and each Subsidiary has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and own and operate its properties (collectively, the "Environmental Permits"). A true and correct copy of each such Environmental Permit has been provided by the Company to Parent and Acquisition Co. The Company and each Subsidiary has conducted its business in compliance with all terms and conditions of the Environmental Permits. The Company and each Subsidiary has filed all reports and notifications required to be filed under and pursuant to all Environmental Laws.

          (d) Except as set forth in Schedule 3.26: (i) no Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, or released on, under or about any part of the property owned or leased by the Company or any Subsidiary at any time (the "Real Property"), (ii) the Real Property contains no asbestos, urea, formaldehyde, radon at levels above natural background, polychlorinated biphenyls (PCBs) or pesticides, and (iii) no aboveground or underground storage tanks are located on, under or about the Real Property, or have been located on, under or about the Real Property and then subsequently been removed or filled. If any such storage tanks exist on, under or about the Real Property, such storage tanks have been duly registered with all appropriate governmental entities and are otherwise in compliance with all applicable Environmental Laws.

          (e) Except as set forth in Schedule 3.26, neither the Company nor any Subsidiary has received notice alleging in any manner that it is or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

          (f) No expenditure will be required in order for Parent, Acquisition Co. or the Surviving Corporation to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of the Company or any Subsidiary or the Real Property in a manner consistent with the current operation thereof by the Company.

          (g) Neither the Company, any Subsidiary nor the Real Property is or has been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

          (h) The Company has disclosed and delivered to Parent and Acquisition Co. all environmental reports and investigations which the Company has obtained or ordered with respect to the business of the Company or any Subsidiary.

          (i) No part of the Real Property has been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

          (j) No lien has been attached or filed against the Company, any Subsidiary or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

          (k) The Company, on behalf of itself and its successors and assigns, hereby waives, releases and agrees not to bring any claim, demand, cause of action or proceeding, including without limitation any cost recovery action, against Parent, Acquisition Co. or the Surviving Corporation under any Environmental Law.

          3.27 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for fairness opinion or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, except for Robertson & Stephens, which is entitled to receive $125,000.

          3.28 Disclosure. Neither this Agreement nor any of the exhibits hereto nor any of the documents delivered by or on behalf of the Company pursuant to Article VII hereof nor the schedules nor any of the financial statements referred to in Section 3.08 hereof, taken as a whole, contains any untrue statement of a material fact regarding the Company or its business or any of the other matters dealt with in this Article III relating to the Company or the transactions contemplated by this Agreement that materially adversely affects the Condition of the Company. This Agreement, the exhibits hereto, the documents delivered to Parent and Acquisition Co. by or on behalf of the Company pursuant to Article VII hereof, the schedules and the financial statements referred to in Section 3.08 hereof, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading that materially adversely affects the Condition of the Company.

          3.29 Unaccredited Investors. In connection with the Merger and the Offer, not more than 35 persons who are not Accredited Investors within the meaning of Rule 501 under the Securities Act will receive Apertus Common Stock.

          3.30. Preferred Stock. Each share of Series I Preferred Stock and Series II Preferred Stock (the "Preferred Stock") is presently convertible into one share of Common Stock. Upon purchase of Preferred Stock pursuant to the Offer and delivery of certificates therefor to the Company, the Company agrees that it will immediately transfer such Preferred Stock on the records of the Company and issue to Acquisition Co. certificates therefor in due and proper form. Upon transfer of Preferred Stock into its name on the books of the Company, Acquisition Co. will be entitled to immediately convert such Preferred Stock into Common Stock and simultaneously become the holder of record of Common Stock. If conversion of Preferred Stock is requested by Acquisition Co. and certificates representing the Preferred Stock are surrendered to the Company, the Company will immediately issue to Acquisition Co. certificates for such Common Stock in due and proper form.

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND ACQUISITION CO.

          Parent and Acquisition Co., jointly and severally, hereby represent and warrant to the Company that:

          4.01 Incorporation and Corporate Power. Each of Parent and Acquisition Co. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power and authority to enter into this Agreement and the Articles of Merger and perform its obligations hereunder and thereunder.

          4.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of this Agreement, by Parent and Acquisition Co., and the Articles of Merger by Acquisition Co. and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement or the Articles of Merger. This Agreement has been duly executed and delivered by Parent and Acquisition Co. and constitutes the valid and binding obligation of Parent and Acquisition Co., enforceable in accordance with its terms, and the Articles of Merger, when executed and delivered by Acquisition Co., will constitute the valid and binding obligation of Acquisition Co., enforceable in accordance with its terms.

          4.03 No Breach. The execution, delivery and performance of this Agreement and the Articles of Merger by Parent and Acquisition Co. and the consummation by Parent and Acquisition Co. of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Parent or Acquisition Co., or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Bylaws of either Parent or Acquisition Co. or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which either Parent or Acquisition Co. is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which either Parent or Acquisition Co. is subject.

          4.04 Acquisition Co. All of the outstanding capital stock of Acquisition Co. is owned by Parent. Since the date of its incorporation, Acquisition Co. has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement and the Articles of Merger.

          4.05 Apertus Common Stock. The Apertus Common Stock to be issued as a part of the Aggregate Merger Consideration has been duly authorized and, upon issuance, will be validly issued, fully paid and nonassessable.

          4.06 Governmental Authorities; Consents. Except for the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and any filings under the Securities Act or the Securities Act of 1934, as amended, neither Parent or Acquisition Co. is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the Articles of Merger or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by either Parent or Acquisition Co. in connection with its execution, delivery and performance of this Agreement or the Articles of Merger or the transactions contemplated hereby or thereby.

          4.07 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Parent or Acquisition Co.

                                   ARTICLE V

                           COVENANTS OF THE COMPANY

          5.01 Conduct of the Business. The Company shall observe each term set forth in this Section 5.01 and agrees that, from the date hereof until the Effective Time, unless otherwise consented to by Parent or Acquisition Co. in writing:

          (a) The business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of the Company's business, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company's past custom and practice;

          (b) The Company shall not, directly or indirectly, do or permit to occur any of the following: (i) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of Capital Stock, (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (iii) amend or propose to amend its Articles of Incorporation or Bylaws; (iv) split, combine or reclassify any outstanding shares of Capital Stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of Capital Stock; (v) except by virtue of the Merger redeem, purchase or acquire or offer to acquire any shares of Capital Stock or other securities of the Company; (vi) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vii) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (viii) accelerate, beyond the normal collection cycle, collection of accounts receivable; or (ix) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.01(b);

          (c) The Company shall not, directly or indirectly, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof;

          (d) The Company shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

          (e) The Company shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

          (f) The Company shall (i) use its best efforts to preserve intact the Company's business organization and goodwill, keep available the services of the Company's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Company; (ii) confer on a regular and frequent basis with representatives of Parent or Acquisition Co. to report operational matters and the general status of ongoing operations; (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing;
(iv) notify Parent and Acquisition Co. of any emergency or other change in the normal course of the Company's business or in the operation of the Company's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company or to the Company's, Parent's or Acquisition Co.'s ability to consummate the transactions contemplated by this Agreement; and (v) promptly notify Parent and Acquisition Co. in writing if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any material respect;

          (g) Other than for withholding Taxes, the Company shall (i) file any Tax returns, elections or information statements with respect to any liabilities for Taxes of the Company or other matters relating to Taxes of the Company which pursuant to applicable law must be filed prior to the Closing Date; (ii) promptly upon filing provide copies of any such Tax returns, elections or information statements to Parent and Acquisition Co.; (iii) make any such Tax elections or other discretionary positions with respect to Taxes taken by or affecting the Company only upon prior consultation with and consent of Parent or Acquisition Co.; and (iv) not amend any Return; and

          (h) The Company shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 3.11.

          5.02 Access to Books and Records. Between the date hereof and the Closing Date, the Company shall afford to Parent and Acquisition Co. and authorized representatives full access at all reasonable times and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company, and the work papers of Deloitte & Touche, the Company's independent accountants, and otherwise provide such assistance as is reasonably requested by Parent and Acquisition Co. in order that Parent and Acquisition Co. may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company. In addition, the Company and its officers and directors shall cooperate fully (including providing introductions, where necessary) with Parent to enable Parent to contact such third parties, including customers, prospective customers, specifying agencies, vendors, or suppliers of the Company as Parent deems reasonably necessary to complete its due diligence; provided that, Parent agrees not to initiate such contacts without the prior approval of the Company, which approval will not be unreasonably withheld.

          5.03 Meeting of Shareholders. The Company shall, promptly after the date of this Agreement and in no event later than July 28, 1995, take all action necessary in accordance with the MBCA and its Articles of Incorporation and Bylaws to convene a meeting of the shareholders of the Company for the purpose of voting to approve the Plan of Merger, and the Company shall consult with Parent in connection therewith. The Company shall use its best efforts to obtain from the shareholders of the Company votes in favor of the Merger.

          5.04 Demands. The Company shall give Parent (i) prompt notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Section 302A.473 of the MBCA received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under such Section 302A.473 of the MBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.

          5.05 Conditions. The Company shall take all actions necessary or desirable to cause the conditions set forth in Section 7.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

          5.06 No Shop. The Company will not, directly or indirectly, through any officer, director, agent, affiliate, employee or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person, group or entity relating to any acquisition of the Capital Stock or business of the Company, or all or a material portion of the assets of the Company, or other similar transaction or business combination involving the business of the Company; will not participate in any negotiations or discussions regarding or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek such acquisition or other transaction; will inform any person making inquiry with respect to the Company of this letter; and will inform Parent of any such inquiry.

          5.07 Termination Fee. If (x) the acquisition of the Company or its equity securities is proposed by any third party, or an announcement of an intention to make such a proposal is made by a third party, whether by merger, consolidation, purchase of all or a substantial part of the Company's assets or acquisition of more than 50% of its equity securities, (y) the Closing does not occur by December 31, 1995, and (z) an agreement with respect thereto is entered into between such third party and Company by December 31, 1995, then the Company shall pay Parent a fee equal to 4% of the Aggregate Merger Consideration within 30 days after the closing of such other transaction. No such fee shall be due if the Closing does not occur by December 31, 1995 because this Agreement is terminated pursuant to Section 8.01(a), (d), (e) or (f) or because this Agreement is terminated by the Company pursuant to Section 8.01(b). Under no circumstances would a withdrawal by Parent of its offer result in payment of a termination fee.

          5.08 Information Statement. The Company will promptly provide to Parent information pertaining to the Company, including financial statements, necessary for Parent to prepare an Information Statement complying with the requirements of Regulation D under the Securities Act.


                                  ARTICLE VI

                   COVENANTS OF PARENT AND ACQUISITION CO.

          6.01 Information Statement. Parent will prepare an Information Statement complying with the requirements of Regulation D under the Securities Act promptly after the date hereof, which it will use in connection with the Offer and which shall be sent to holders of the Capital Stock that would receive Apertus Common Stock in connection with the Merger.

          6.02 Conditions. Parent or Acquisition Co. shall take all actions necessary or desirable to cause the conditions set forth in Section 7.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

          6.03 Payment of Loans. Parent shall, at the closing under the Purchase Agreement, cause the Company to repay that certain Demand Promissory
Note in the amount of $75,000 to Pathfinder Venture Capital Fund II, L.P. and any borrowings under that certain Revolving Credit Note to Minnesota Seed Capital Fund II L.P., together with accrued interest thereon.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

          7.01 Conditions to Parent's and Acquisition Co.'s Obligations. The obligation of Parent and Acquisition Co. to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Effective Time:

          (a) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects at and as of the Effective Time as though then made and as though the Effective Time had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

          (b) The Company shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement and the Articles of Merger prior to the Effective Time;

          (c) The Company shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Company's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the Company or any license, franchise or permit of or affecting the Company;

          (d) This Agreement, the Articles of Merger and the Merger shall have been duly and validly authorized by the Board of Directors and the Plan of Merger shall have been duly and validly approved by the shareholders of the Company, and the Company shall have delivered to Parent evidence, in form satisfactory to Parent's counsel, of such authorization and approval, and the Articles of Merger shall have been duly executed by the Company;

          (e) All other material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated by this Agreement or the Articles of Merger will have been duly made and obtained;

          (f) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or the Articles of Merger or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Parent of all or a material portion of the business or assets of the Company and its subsidiaries, or to Parent or Acquisition Co. or any of their subsidiaries or the Company to dispose of or to hold separately all or a material portion of the business or assets of Parent or Acquisition Co. and their subsidiaries or of the Company, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Parent or Acquisition Co. of any of the shares of Capital Stock, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or the Articles of Merger or any of the other agreements attached as exhibits hereto (collectively, the "Related Agreements"), or (v) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

          (g) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated, by this Agreement or the Articles of Merger, by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.01(f) hereof;

          (h) Parent or Acquisition Co. shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Parent and Acquisition Co. as of the date of this Agreement regarding the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company which is, individually or in the aggregate with other such facts and circumstances, materially adverse to the Company or to the value of the shares of Capital Stock;

          (i) There shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on the Company;

          (j) No more than 5% of the outstanding shares of Capital Stock, giving effect to the conversion of all preferred shares, shall be qualified to be Dissenting Shares as of the Effective Time;

          (k) Parent shall have received from counsel for the Company a written opinion, dated the date of the Effective Time, addressed to Parent and satisfactory to Parent's counsel, in form and substance substantially as set forth in Exhibit F;

          (l) Prior to the Effective Time, the Company shall have delivered to Parent all of the following:

               (i) a certificate of the Willard J. Cecchi substantially in the form set forth in Exhibit G attached hereto, dated as of the date of the Effective

     Time, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

               (ii) copies of the third party and governmental consents and approvals and of the authorizations referred to in subsections (c), (d) and
     (e) above;

               (iii) the Company's minute books, stock transfer records, corporate seal and other materials related to the Company's corporate administration;

               (iv) resignations (effective as of the Effective Time) from (x) such of the Company's officers as Parent shall have requested prior to the Effective Time and (y) the Company's directors;

               (v) a copy of the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Minnesota, and Certificates of Good Standing from the Secretary(ies) of State of the State(s) of Minnesota and New Jersey evidencing the good standing of the Company in each such jurisdiction;

               (vi) a copy of each of (X) the text of the resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of all of the transactions contemplated by this Agreement and the Articles of Merger and (Y) the bylaws of the Company; along with certificates executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded;

               (ix) incumbency certificates executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement and the Articles of Merger and the Related Agreements executed by the Company;

               (x)  an executed copy of each of the Related Agreements; and

               (xi) such other certificates, documents and instruments as Parent reasonably requests related to the transactions contemplated hereby;

          (m) Upon consummation of the Merger, the Company shall have the contractual right to cancel each outstanding option and warrant and the aggregate cash consideration to cash out options and warrants and make payments under Change of Control Contracts shall not to exceed $633,000; and

          (n) Parent shall have entered into employment agreements with Willard
J. Cecchi and Lloyd A. Hagemo with terms and conditions satisfactory to it.

          (o) Upon consummation of the Merger, any default or event of default under that certain Revolving Credit Agreement between the Company and Marquette Bank Minneapolis, National Association, as amended to date, shall, giving effect to the Merger, shall be waived.

          (p) Any necessary consents to the Merger from Minnesota Seed Capital, Inc. shall have been obtained.

          7.02 Conditions to the Company's Obligations. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions at or before the Effective Time:

          (a) The representations and warranties set forth in Article IV hereof will be true and correct in all material respects at and as of the Effective Time as though then made and as though the Effective Time had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

          (b) Parent and Acquisition Co. shall have performed in all material respects all the covenants and agreements required to be performed by them under this Agreement and the Articles of Merger prior to the Effective Time, and Acquisition Co. shall have executed the Articles of Merger;

          (c) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

          (d) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated by this Agreement or the Articles of Merger or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement, the Articles of Merger or any of the Related Agreements, or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby or thereby;

          (e) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement or the Articles of Merger, by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.02(d) hereof;

          (f) The Company shall have received from counsel for Parent and Acquisition Co. a written opinion, dated as of the date of the Effective Time, addressed to the Company and satisfactory to the Company's counsel, in form and substance substantially as set forth in Exhibit H; and

          (g) At or prior to the Effective Time, Parent will have delivered to the Company (i) a certificate of Robert D. Gordon substantially in the form set forth as Exhibit I attached hereto, dated as of the date of the Effective Time, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied, (ii) a copy of each of (X) the text of the resolutions adopted by the board of directors of Parent and Acquisition Co. authorizing the execution, delivery and performance of this Agreement and the Articles of Merger and the consummation of all of the transactions contemplated by this Agreement and the Articles of Merger and (Y) the bylaws of Parent, along with certificates executed on behalf of each of Parent and Acquisition Co. by its corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions and bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded, and (iii) incumbency certificates executed on behalf of each of Parent and Acquisition Co. by its corporate secretary certifying the signature and office of each officer executing this Agreement, the Articles of Merger and of the Related Agreements as to which such corporation is a party, and (iv) an executed copy of each of the Related Agreements.

          (h) The Company's shareholders shall have approved the Plan of Merger.


                                 ARTICLE VIII

                                 TERMINATION

          8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by the mutual consent of Parent, Acquisition Co. and the Company;

          (b) by either Parent or Acquisition Co., on the one hand, or the Company, on the other, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement;

          (c) by either Parent or Acquisition Co., on the one hand, or the Company, on the other, if the transactions contemplated by this Agreement or the Articles of Merger have not been consummated by July 31, 1995; provided that, neither will be entitled to terminate this Agreement pursuant to this Section 8.01(c)
if such party's willful breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement or the Articles of Merger;

          (d) by Parent or Acquisition Co. if, after the date hereof, there shall have been a material adverse change in the financial condition or business of the Company or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by Parent or Acquisition Co;

          (e) by Parent or Acquisition Co. if Acquisition Co. is unable to purchase by June 30, 1995, sufficient shares of Capital Stock to enable it to accomplish the Merger as a short-form merger pursuant to Section 621 of the MBCA;

          (f) by Parent if it shall determine that the Offer and the Merger would require registration under the Securities Act of the Apertus Common Stock; or

          (g) by Parent if it shall determine that the Aggregate Merger Consideration would exceed $8,750,000 and the Company shall not have entered into the amendment to this Agreement contemplated by Section 1.05.

          8.02 Effect of Termination. In the event of termination of this Agreement by either Parent or Acquisition Co., on the one hand, or the Company, on the other, as provided in Section 8.01, all provisions of this Agreement shall terminate and there shall be no liability on the part of any of Parent, Acquisition Co., the Company or their respective shareholders, officers, or directors, except that Sections 5.07, 11.01, 11.02 and 11.09 hereof shall survive indefinitely, except that parties shall remain liable for willful breaches of this Agreement prior to the time of such termination.


                                  ARTICLE IX

                            ADDITIONAL AGREEMENTS

          9.01 Registration. Parent shall prepare and file within 45 days after the Effective Time a registration statement under the Securities Act covering the Apertus Common Stock issued pursuant to the Offer or the Merger and shall use its best efforts to cause such registration statement to become effective.

          9.02 Termination of Registration. Parent may terminate such registration statement at any time two years after the Effective Time.

          9.03  Registration Procedures. Parent will:

          (a) use its best efforts to cause such registration statement to become and remain effective until all of the Apertus Common Stock has been sold but no longer than two years after the Effective Time;

          (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

          (c) furnish to the holders of the Apertus Common Stock such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holders may reasonably request in order to facilitate the offering of the Apertus Common Stock;

          (d) notify the holders of the Apertus Common Stock promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (e) notify the holders of the Apertus Common Stock promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (f) advise the holders of the Apertus Common Stock, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          9.04 Expenses. With respect to such registration, Parent shall bear the following fees, costs and expenses: all registration fees, printing expenses, fees and disbursements of counsel and accountants for Parent and all internal Company expenses. Fees and disbursements of counsel and accountants for the holders, underwriting discounts and commissions and transfer taxes for holders and any other expenses incurred by the holders not expressly included above shall be borne by the holders.

          9.05 Registration Rights of Transferees. The registration rights granted to the holders of Apertus Common Stock pursuant to this Article IX shall also be for the benefit of, and enforceable by, any subsequent holder of Apertus Common Stock, whether or not any express assignment of such rights to any such subsequent holder is made.

                                   ARTICLE X

                           SURVIVAL; INDEMNIFICATION

          10.01 Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Article III and
Article IV hereof shall survive until December 30, 1996.

          10.02  Indemnification by the Company and Indemnifying Parties.

          (a) Subject to the limitations of Section 10.02(b), the Company, prior to the Effective Time, and, at and after the Effective Time, the Escrow Agent pursuant to the Escrow Agreement agree to indemnify in full Parent and Acquisition Co. and their respective officers, directors, employees, agents and shareholders (collectively, the "Parent Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses) (collectively, "Losses"), which Parent Indemnified Parties may suffer, sustain or become subject to, prior to December 30, 1996, as a result of (i) any misrepresentation by the Company contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Company pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents"), (ii) any breach of, or failure to perform, any agreement of the Company contained in this Agreement or any of the Related Documents, or (iii) any action or proceeding, judicial or administrative, instituted by any third party arising out of or the actions, inactions or status of the Company prior to the Effective Time (collectively, "Parent Losses").

          (b) The Company and the Escrow Agent will be liable to the Parent Indemnified Parties for any Parent Loss only if the aggregate amount of all Parent Losses exceeds $50,000 ("the Basket Amount"), in which case the Company and the Escrow Agent shall be obligated to indemnify the Parent Indemnified Parties only for the excess of the aggregate amount of all such Parent Losses over the Basket Amount.

          10.03  Indemnification by Parent.

          (a) Subject to the limitations of Section 10.03(b), Parent agrees to indemnify in full the Company and the Company's officers, directors, employees, agents and stockholders (collectively, the "Company Indemnified Parties") and hold them harmless against any Losses which any of the Company Indemnified Parties may suffer, sustain or become subject to, prior to December 30, 1996, as a result of (i) any misrepresentation of Parent and Acquisition Co. contained in this Agreement or in any of the Related Documents, (ii) any breach of, or failure to perform, any agreement of Parent or Acquisition Co. contained in this Agreement or any of the Related Documents, or (iii) any action or proceeding, judicial or administrative, instituted by any third party arising out of the actions, inactions or status of Parent or Acquisition Co. after the Effective Time (collectively, "Company Losses").

          (b) Parent will be liable to the Company Indemnified Parties for any Company Loss only if the aggregate amount of all Company Losses exceeds the Basket Amount, in which case Parent shall be obligated to indemnify the Company Indemnified Parties only for the excess of the aggregate amount of all such Company Losses over the Basket Amount.

          10.04 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a "Parent Indemnified Party" or "Company Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

          (a) In the event any Indemnified Party should have a claim against any Indemnifying Party, the Notifying Party shall deliver a notice of such claim to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, such dispute shall be resolved fully and finally in Minneapolis, Minnesota by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

          (b) After the Effective Time the rights set forth in this Article X and the Escrow Agreement shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents.

          (d) Any indemnification payable under this Article X shall be, to the extent permitted by law, an adjustment to purchase price.

                                  ARTICLE XI

                                 MISCELLANEOUS


          11.01 Press Releases and Announcements. Prior to the Effective Time, no party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Company without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement, the Articles of Merger or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

          11.02 Expenses. Except as otherwise expressly provided for herein, Parent and Acquisition Co. will each pay all of their own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations under this Agreement and the Articles of Merger and the consummation of the transactions contemplated hereby and thereby (whether consummated or not). The Company will be responsible for its expenses in connection with the negotiation of this Agreement, but such expenses have been offset in determining the Aggregate Merger Consideration.

          11.03 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced; provided, however, that after the approval of the Plan of Merger by the shareholders of the Company, no amendment may be made which reduces the Merger Consideration or which effects any changes which would materially adversely affect the shareholders of the Company without the further approval of the shareholders of the Company. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          11.04 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Parent, Acquisition Co. and the Company will, unless another address is specified in writing, be sent to the address indicated below:

          Notices to Parent or Acquisition Co.

               Apertus Technologies Incorporated
               7275 Flying Cloud Drive
               Eden Prairie, MN 55344
               Attention:  Julie Cummins Brady
               Telecopy:  (612) 828-0454

          with a copy to:

               Dorsey & Whitney P.L.L.P.
               Pillsbury Center South
               220 South Sixth Street
               Minneapolis, Minnesota 55402
               Attention:  William B. Payne
               Telecopy:  (612) 340-8738

          Notices to the Company

               BlueLine Software, Inc.
               5775 Wayzata Boulevard
               Suite 690
               St. Louis Park, MN 55416
               Attention:  Willard J. Cecchi
               Telecopy:  (612) 542-9566

          with a copy to:

               Siegel, Brill, Greupner & Duffy, P.A.
               300 Washington Square
               100 Washington Avenue South
               Minneapolis, MN 55401
               Attention:  James R. Greupner
               Fax:  (612) 339-6591

          11.05 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

          11.06 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          11.07 Complete Agreement. This Agreement, the Articles of Merger and the Related Agreements and other exhibits hereto, the schedules and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          11.08 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

          11.09 Governing Law. The internal law, without regard for conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 APERTUS TECHNOLOGIES
                                   INCORPORATED



                                 By  /s/ Robert D. Gordon
                                    -------------------------------------

                                 Its
                                    -------------------------------------


                                 BLUELINE ACQUISITION CO.



                                 By  /s/ Julie Cummins Brady
                                    -------------------------------------

                                 Its  Vice President and General Counsel
                                     ------------------------------------



                                 BLUELINE SOFTWARE, INC.



                                 By  /s/ Willard J. Cecchi
                                     ------------------------------------


                                 Its  President
                                     ------------------------------------

                                                                     EXHIBIT A-1

                              ARTICLES OF MERGER
                                      OF
                            BLUELINE ACQUISITION CO.
                                     INTO
                            BLUELINE SOFTWARE, INC.



          The undersigned, the president of BlueLine Software, Inc., a Minnesota corporation, and the secretary of BlueLine Acquisition Co., a Minnesota corporation, hereby certify as follows:

               1. The plan of merger attached hereto provides for the merger of BlueLine Acquisition Co. into BlueLine Software, Inc.

               2. The plan of merger has been approved by BlueLine Software, Inc. and by BlueLine Acquisition Co. pursuant to the Minnesota Business Corporation Act.

          IN WITNESS WHEREOF, the undersigned have duly executed this document on behalf of their respective corporations.


Date:  July   , 1995
            --



BLUELINE ACQUISITION CO.            BLUELINE SOFTWARE, INC.



By:______________________           By:_________________________

  Name:__________________             Name:_____________________

                                                                     EXHIBIT A-2

                               ARTICLES OF MERGER
                                       OF
                            BLUELINE ACQUISITION CO.
                                      INTO
                            BLUELINE SOFTWARE, INC.



          The undersigned, the secretary of BlueLine Acquisition Co., a Minnesota corporation, hereby certifies as follows:

               1. The plan of merger attached hereto provides for the merger of BlueLine Acquisition Co. into BlueLine Software, Inc.

               2. The number of outstanding shares of each class and series of BlueLine Software, Inc., and the number of shares of each class of series owned by BlueLine Acquisition Co., is set forth below:

       Class and Series               Outstanding          Owned
- -----------------------------------  ---------------     -----------

Common Shares
Cumulative Preferred, Series I
Cumulative Preferred, Series II

               3. A copy of the plan of merger was mailed to shareholders of BlueLine Software, Inc. on the date hereof.

               4. BlueLine Acquisition Co. owns at least 90% of the outstanding shares of each class and series of BlueLine Software, Inc., and the plan of merger has been duly approved by BlueLine Acquisition Co. pursuant to Section 621 of the Minnesota Business Corporation Act.

          IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of BlueLine Acquisition Co., has executed this document.

Dated:  June __,1995

                              BLUELINE ACQUISITION CO.


                              By: ______________________________

                                Name: ____________________________

                                                                       EXHIBIT B

                                PLAN OF MERGER


          This Plan of Merger (the "Plan of Merger") pursuant to the Minnesota Business Corporation Act (the "MBCA"):


                                   ARTICLE I

                                  THE MERGER
                                  ----------

          1.01 The Merger. At the Effective Time (as defined in Section 1.03 hereof) in accordance with this Plan of Merger and the MBCA, BlueLine Acquisition Co. ("Acquisition Co."), a wholly owned subsidiary of Apertus Technologies Incorporated ("Parent"), shall be merged (the "Merger") into BlueLine Software, Inc. (the "Company"), the separate existence of Acquisition Co. shall cease, and the Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." Acquisition Co. and the Company are hereinafter sometimes collectively referred to as the "Constituent Corporations."

          1.02 Effect of the Merger. The effect of the Merger shall be as set forth in Section 302A.641 of the MBCA and the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed.

          1.03 Effective Time. The Merger shall become effective immediately upon the filing of this Plan of Merger with the Secretary of State of the State of Minnesota. The date and time on which the Merger shall become effective is referred to herein as the "Effective Time."

          1.04 Directors and Officers. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Acquisition Co. immediately prior to the Effective Time and the officers of the Surviving Corporation shall be the persons who were the officers of Acquisition Co. immediately prior to the Effective Time. Said directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law.

          1.05 Articles of Incorporation; Bylaws. From and after the Effective Time and until further amended in accordance with applicable law, the Articles of Incorporation of Acquisition Co. as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that Article 1 thereof is hereby amended to provide "The
name of this corporation is BlueLine Software, Inc."   From and after the
Effective Time and until further amended in accordance with law, the Bylaws of Acquisition Co. as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

          1.06 Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Plan of Merger and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.


                                   ARTICLE II

                            CONVERSION OF SECURITIES
                            ------------------------

          2.01 Conversion of Secuities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Co., the Company, the Surviving Corporation or the holder of any of the following securities:

               (a) each common share, $.01 par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned by Parent, Acquisition Co. or the Company or any direct or indirect subsidiary of Parent, Acquisition Co. or the Company and (ii) any Dissenting Shares (as defined in Section 2.02 hereof)) shall be canceled and extinguished and be converted into and become a right to receive a cash payment of $0.56260 and .076943 common shares, $.01 par value, of Parent ("Apertus Common Stock") without interest;

               (b) each share of convertible preferred stock, Series I, $.01 par value, of the Company ("Series I Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares of Series I Preferred Stock owned by Parent, Acquisition Co. or the Company or any direct or indirect subsidiary of Parent, Acquisition Co. or the Company and (ii) any Dissenting Shares (as defined in Section 2.02 hereof)) shall be canceled and extinguished and be converted into and become a right to receive a cash payment of $0.56260 and .076943 shares of Apertus Common Stock without interest;

               (c) each share of convertible preferred stock, Series II, $.01 par value, of the Company ("Series II Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares of Series II Preferred Stock owned by Parent, Acquisition Co. or the Company or any direct or indirect subsidiary of Parent, Acquisition Co. or the Company and (ii) any Dissenting Shares (as defined in Section 2.03 hereof)) shall be canceled and extinguished and be converted into and become a right to receive a cash payment of $0.56260 and .076943 shares of Apertus Common Stock without interest;

               (d) each share of Company Common Stock, Series I Preferred Stock and Series II Preferred Stock issued and outstanding immediately prior to the Effective Time and owned by Parent, Acquisition Co. or the Company or any direct or indirect subsidiary of Parent, Acquisition Co. or the Company shall be canceled and extinguished, and no payment shall be made with respect thereto;

               (e) each common share, $1.00 par value, of Acquisition Co. issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable common share $1.00 par value, of the Surviving Corporation.

               (f) any option issued pursuant to the Company's stock option plans and outstanding immediately prior to the Effective Time (an "Outstanding Stock Option") shall be canceled and extinguished and, whether or not vested, be converted into and become the right to receive a cash payment equal in amount to the difference (the "Spread") to the extent positive between (i) $1.22912 and (ii) the exercise price of such Outstanding Stock Option. As soon as practicable after the Effective Time, the Surviving Corporation shall pay out the Spread, without interest, on each Outstanding Stock Option; and

               (g) any warrant issued and outstanding immediately prior to the Effective Time (a "Warrant") shall be canceled and extinguished and be converted into and become the right to receive a cash payment equal in amount to the difference to the extent positive between (i) $1.22912 and (ii) the exercise price of such Warrant. As soon as practicable after the Effective Time, the Surviving Corporation shall pay out such difference, without interest, on each Warrant.

Notwithstanding the foregoing, any person who would otherwise receive fewer than 100 shares of Apertus Common Stock by virtue of the Merger shall instead receive in lieu of such Apertus Common Stock cash based on a value of $8.6625 per share of Apertus Common Stock.

          2.02 Dissenting Shares.

          (a) Notwithstanding anything in this Plan of Merger to the contrary, if Section 302A.471 of the MCBA shall be applicable to the Merger, shares of Company Common Stock, Series I Preferred Stock or Series II Preferred Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, which shall have delivered, prior to any vote on the Merger, a written demand for the fair value of such shares in the manner provided in Section 302A.473 of the MBCA and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive cash and Apertus Common Stock pursuant to Section 2.01 hereof, but the holders thereof shall be entitled only to such rights as are granted by Section 302A.473 of the MBCA. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Sections 302A.471 and 302A.473 of the MBCA shall receive payment therefor from the Surviving Corporation in accordance with the MBCA; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 302A.473 of the MBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation, as provided in Section
2.01 hereof.

          (b) If the holder of any shares of Company Common Stock, the Series I Preferred Stock or the Series II Preferred Stock shall become entitled to receive payment for such shares pursuant to Sections 302A.471 and 302A.473 of the MBCA, such payment shall be made by the Surviving Corporation.

                                                                       EXHIBIT C

                               INVESTMENT LETTER


Apertus Technologies Incorporated:


          This Investment Letter (the "Letter") is furnished in connection with the merger (the "Merger") of BlueLine Acquisition Co. into BlueLine Software, Inc. (the "Company") pursuant to the terms of an Acquisition Agreement among Apertus Technologies Incorporated ("Apertus"), BlueLine Acquisition Co. and the Company (the "Agreement"), dated June 26, 1995. As of the Closing Date (as defined in the Agreement), the undersigned's capital stock in the Company will be converted into cash and Apertus common stock.

          The undersigned hereby acknowledges, represents and warrants to, and agrees with Apertus, as follows:

          (a) Information Statement. The undersigned has been furnished with a copy of the Information Statement dated June 26, 1995 with respect to the Merger.

          (b) Exempt Offering. The undersigned understands that the offer and sale of Apertus common stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of
Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and that no registration statement relating to the Apertus common stock has been filed with the Securities and Exchange Commission or any state securities commission.

          (c) Access to Information. The undersigned has reviewed the Information Statement and understands the information contained therein and information otherwise provided to the undersigned relating to the Merger. The undersigned has had an opportunity to ask questions of and receive information and answers from Apertus concerning the terms and conditions of the Merger.

          (d) Investor Sophistication. The undersigned has, either alone or together with the undersigned's purchaser representative, such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of an investment in Apertus common stock and protecting the undersigned's interests in connection with an investment in the Apertus common stock and, in the undersigned's judgment, has obtained, either alone or together with the undersigned's purchaser representative, sufficient information to evaluate the merits and risks of an investment in the Apertus common stock. The undersigned acknowledges that the undersigned has the financial ability to bear the economic risk of the undersigned's investment in the Apertus common stock, has adequate means for providing for the undersigned's current needs and has no need for liquidity with respect to the undersigned's investment in the Apertus common stock.

          (e) Investment Intent. The undersigned is acquiring the Apertus common stock in connection with the Merger solely for the undersigned's account, for investment purposes only and not with a view to the resale or distribution thereof.

          (f) Transfer Restrictions. Apertus has agreed to register the Apertus common stock, to be issued to the undersigned hereunder. However, such Apertus common stock has not been registered under the Securities Act or applicable state securities laws on the date hereof, and the economic risk of investment must be borne indefinitely by the undersigned. Such Apertus common stock cannot be sold by the undersigned unless subsequently registered under the Securities Act or an exemption from such registration is available. There is no assurance that the Apertus common stock will be so registered in the future.

          (g) Restrictive Legends. The certificates representing the Apertus common stock will bear legends indicating the restriction on transfers to which the Apertus common stock is subject. A notation will be made in the transfer records indicating the transfer restrictions to which the Apertus common stock is subject.


Dated:  _____________, 1995



                                 ___________________________
                                        Name of Holder



                                 (By)_________________________
                                                Signature

                                   (Its)______________________

                                                                       EXHIBIT D

                               ESCROW AGREEMENT



          THIS ESCROW AGREEMENT is made and entered into this _ day of June 1995, among BlueLine Software, Inc., a Minnesota corporation (the "Company"), Apertus Technologies Incorporated, a Minnesota corporation (the "Parent"), and First Trust National Association (the "Escrow Agent").

          Reference is made to the Acquisition Agreement dated June 26, 1995 (the "Agreement") among the Company, BlueLine Acquisition Co. ("Acquisition Co.") and the Parent.

          In consideration of the mutual covenants of the parties contained herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. Definitions. Capitalized terms used and not defined herein shall have the meaning given them in the Agreement.

          2. Appointment of Escrow Agent. Escrow Agent is hereby appointed as escrow agent for the purposes set forth in this Escrow Agreement and in the Agreement, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

          3. Escrow Deposit and Investment. Parent has delivered $_____ (the "Holdback") to the Escrow Agent, and the Escrow Agent acknowledges receipt of same. The Holdback shall be held and released as provided herein.

          4. Release of Escrow Funds to Parent. The money delivered to the Escrow Agent shall be released to Parent in accordance with this paragraph 4.

          (a) Maintenance of Holdback. The Escrow Agent shall hold and maintain the Holdback in accordance with the terms hereof and shall apply the Holdback and amounts received in respect thereof as hereinafter set forth. Any income on the Holdback or additional deposits shall be added to and become a part of the Holdback.

          (b) Investment of Holdback. Until such time as the escrow hereunder terminates, the Escrow Agent shall deposit or invest the Holdback in its own name in a money market fund maintained by the Escrow Agent or in such other investments as Parent and the Claim Representative shall approve in writing.

          (c) Claim Representative. The Claim Representative designated hereunder is acting in a representative capacity, but shall not be entitled to any reimbursement from the Holdback.

                    (1) Claims. In the event any Parent Indemnified Party should have a claim, the Parent Indemnified Party shall deliver a notice of such claim substantially simultaneously to the Claim Representative and the Escrow Agent. If the Claim Representative notifies the Escrow Agent that it does not dispute the claim described in such notice or fails to notify the Escrow Agent within 30 days after delivery of such notice by the Parent Indemnified Party whether the Claim Representative disputes the claim described in such notice, the Loss in the amount specified in the Parent Indemnified Party's notice will be conclusively deemed a liability of Holdback and the Escrow Agent shall pay the amount of such Loss to the Parent Indemnified Party on demand to the Escrow Agent, with a copy to the Claim Representative. If the Claim Representative has timely disputed its Liability with respect to such claim, such dispute shall be resolved fully and finally in Minneapolis, Minnesota by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute promptly and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

                    (2) Final Determination. For purposes of this paragraph 4, a Final Determination shall be (i) an award of any arbitration; (ii) a written termination signed by all the parties; (iii) written acknowledgment by the Claim Representative that it no longer disputes the validity of a disputed claim; or (iv) such other evidence of a Final Determination that shall be acceptable to the Escrow Agent. If the Escrow Agent gives written notice to the Claim Representative stating that it believes that there has been a Final Determination of a disputed claim and the Claim Representative fails within five days of such notice to deny, by notice in writing to the Escrow Agent, that there has been a Final Determination, the Claim Representative shall be conclusively presumed to have admitted to the Escrow Agent that there has been a Final Determination.

                    (3) Notice of Final Determination. Within 10 days after a Final Determination, Parent shall give the Escrow Agent notice of the Final Determination. If the Parent fails to provide such notice, the Claim Representative may provide the Escrow Agent with proof of the Final Determination.

                    (4) Resolution of Claim. Upon receipt of proof satisfactory to it of a Final Determination, the Escrow Agent, if such Final Determination is in favor of Parent, promptly pay to Parent the amount, including interest, set forth in the judgment, award or other paper constituting the Final Determination of such claim, plus the additional amount, if any, specified in the Final Determination for costs and expenses, including, without limitation, reasonable attorneys' fees, or, in the absence of such specified amount for costs and expenses, then in the amount certified and served pursuant to, or in the same manner as set forth in, paragraph 4(c)(2).

          5.   Release of Escrow Funds to Holders.

          (a) Final Distributions. By December 30, 1996 (the "Distribution Date"), the Escrow Agent shall pay over to the Holders the amount remaining in the Escrow account less the total amount that the Escrow Agent shall have set aside with respect to disputed claims still pending a Final Determination ("Pending Claims"). Within 10 days prior to the Distribution Date, Parent shall submit to the Escrow Agent and the Claim Representative a final statement of the amount to which it is entitled with respect to each Pending Claim. Upon receipt of such final statement, the Escrow Agent shall promptly pay to Holders the amount provided in the first sentence of this paragraph. Upon the Final Determination of all Pending Claims, the Escrow Agent shall pay to Parent the amount to which Parent is entitled pursuant to the provisions of section 4.
Upon the final disposition of all Pending Claims, the Escrow Agent shall promptly pay to the Holders any remaining balance in the Escrow Account.

          (b) Claims Still Pending. For purposes of section 5(a), a Final Determination in favor of Parent shall be considered "still pending" if the Escrow Agent has not received from Parent notice of the amount constituting Parent's costs and expenses in connection with the Claim, unless the time set forth in such paragraph for Parent to certify such amount has elapsed.

          (c) Holders. Any payment to Holders shall be made to the persons and proportionate to the amounts set forth in Schedule A.

          6. Overpayment. If Parent receives any amount which is later determined to be in excess of the amount for which the Agreement requires Parent to be indemnified, Parent shall promptly repay such excess amount to the Escrow Agent. The Escrow Agent shall add to the Escrow Account any amounts it receives hereunder and shall use such funds for the purposes and pay them out in accordance with the applicable provisions of paragraph 4.

          7. Claim Representative. The Holders shall select the Claim Representative (the "Claim Representative") by action of Holders shown in Schedule A having a majority in interest. If the Holders are unable to agree on a Claim Representative or if a Claim Representative shall cease to act by reason of death, disability, dissolution, resignation or other infirmity and the Holders have not selected a successor, then Willard J. Cecchi shall act as Claim Representative.

          8. Fees of Escrow Agent. Escrow Agent shall be entitled to its normal, customary fees for its services pursuant to this Escrow Agreement pursuant to Schedule B attached. Such fees shall be paid from the Holdback. Such fees shall be paid prior to the payment of any other amounts from the Holdback.

          9. Duty and Liability of Escrow Agent. The sole duty of Escrow Agent shall be as provided herein and in the Agreement. Escrow Agent shall incur no liability with respect to any action taken by it in reliance upon or in response to any notice, direction, instruction or consent of the parties which may be given under the terms of this Escrow Agreement or the Agreement, nor for any action or omission of Escrow Agent hereunder or thereunder, except for its own willful misconduct. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement and the Agreement, and Escrow Agent shall not be subject to nor bound by the terms of any other agreement between the parties.

          10. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand or mailed by first-class, registered or certified mail, return receipt requested, in the case of Parent to:

               Apertus Technologies Incorporated
               7275 Flying Cloud Drive
               Eden Prairie, MN 55344
               Attention:  Julie Cummins Brady

with a copy to:

               Dorsey & Whitney P.L.L.P.
               Pillsbury Center South
               220 South Sixth Street
               Minneapolis, MN 55402-14958
               Attention: William B. Payne, Esq.

and, in the case of the Claim Representative, to:

               Pathfinder Venture Capital Funds II,
                 A Limited Partnership
               7300 Metro Boulevard
               Suite 585
               Minneapolis, MN 55439
               Attention:  Brian P. Johnson
with a copy to:

               Siegel, Brill, Greupner & Duffy, P.A.
               300 Washington Square
               100 Washington Avenue South
               Minneapolis, MN 55401
               Attention:  James R. Greupner

and, in the case of the Escrow Agent, to its principal business address.

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner provided above for giving notice.

          11. Assignment; Binding Effect. This Escrow Agreement shall extend to, shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and permitted assigns. This Escrow Agreement shall not be assignable or transferable, in whole or in part, by any of the parties hereto except upon the express prior written consent of all of the other parties hereto, and nothing contained in this Escrow Agreement is intended to confer upon any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of, this Escrow Agreement.

          12   Amendment.  This Escrow Agreement may be amended only by a written instrument signed by all of the parties.

          13. Governing Law. This Escrow Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof.

          14. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.



                                       APERTUS TECHNOLOGIES
                                         INCORPORATED



                                       By __________________________________


                                       Its _________________________________



                                       BLUELINE SOFTWARE, INC.



                                       By __________________________________


                                       Its _________________________________




                                       FIRST TRUST NATIONAL
                                         ASSOCIATION



                                       By __________________________________


                                       Its _________________________________

                                                                       EXHIBIT E

                              PURCHASE AGREEMENT


          This Purchase Agreement is entered into between BlueLine Acquisition Co., a Minnesota corporation ("Buyer"), and the undersigned ("Seller").

          WHEREAS, Seller owns the number of shares (the "Shares") of Capital Stock ("Company Capital Stock"), par value $.01 per share, of BlueLine Software, Inc., a Minnesota corporation (the "Company"), set forth opposite Seller's name below;

          WHEREAS, Buyer and its parent, Apertus Technologies Incorporated ("Parent"), have entered into an Acquisition Agreement (the "Acquisition Agreement") dated June 26, 1995 with the Company by which Buyer will be merged (the "Merger") into the Company, the holders of Company Capital Stock will receive cash and/or common stock of Parent ("Apertus Common Stock") and the Company will become a wholly owned subsidiary of Parent;

          WHEREAS, Buyer is offering to purchase the Shares for the same consideration that Seller would otherwise receive pursuant to the Merger, conditioned upon aggregate purchases of outstanding Company Capital Stock by Buyer such that, upon conversion of a portion thereof, it would be able to effectuate a short-form merger with the Company;

          WHEREAS, Parent has agreed in the Acquisition Agreement to register the Apertus Common Stock to be issued to Seller pursuant hereto; and

          WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Shares on the terms and subject to the conditions set forth in this agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I
                          SALE OF SHARES AND CLOSING

          1.01 Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing (as defined in Section 1.03) on the terms and subject to the conditions set forth in this agreement.

          1.02 Purchase Price. The purchase price for each share of Company Capital Stock is payable in cash and Apertus Common Stock as set forth below:

                                             Apertus
                    Cash                  Common Stock
                  --------                ------------
                  $0.56260                .076943 shs.

          1.03  The Closing.

          (a) The closing of the transactions contemplated by this agreement (the "Closing") will take place at the offices of Dorsey & Whitney P.L.L.P., 220 South Sixth Street, Minneapolis, Minnesota, at 10:00 a.m. on June 29, 1995 (the "Closing Date"), or at such other place and on such other date as Buyer shall determine, but no later than June 30, 1995.

          (b) Subject to the conditions set forth in this agreement, on the Closing Date:

               (i) Seller shall assign and transfer to Buyer good and valid title in and to the Shares, free and clear of all liens, by delivering to Buyer a stock certificate or certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached; and

               (ii) Buyer shall deliver to Seller the purchase price determined based upon the price per share of Company Capital Stock set forth above and the Shares, by check and delivery of one or more certificates for Apertus Common Stock.

Notwithstanding anything contained herein, 20% of the cash portion of the purchase price shall be withheld by Buyer and paid to the Escrow Holder under the Acquisition Agreement. Such portion of the purchase price shall be used by the Escrow Holder pursuant to an Escrow Agreement in substantially the form of Exhibit D to the Acquisition Agreement to provide indemnification to Parent in respect of the Acquisition Agreement.

          (c) Upon the Closing, the transactions contemplated hereby shall be complete and any risk of not completing the Merger shall be that of Buyer alone.


                                  ARTICLE II
                           SELLER'S REPRESENTATIONS

          2.01 Power. Seller has full legal right, power and authority to enter into this agreement and to sell, assign, transfer and deliver the Shares.

          2.02 Execution Delivery; Valid and Binding Agreements. This agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

          2.03 Ownerships of Shares. Seller owns, of record, all right, title and interest in and to the Shares free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or limitations of any kind, and, on the Closing Date, the delivery by Seller of a certificate or certificates in the manner set forth in Section 1.03(b) hereof will transfer good and valid title to the Shares to Buyer, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind.


                                  ARTICLE III
                            CONDITIONS; TERMINATION

          3.01 Conditions to Buyer's Obligations. The obligation of Buyer to purchase the Shares is subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) The representations and warranties set forth in Article II hereof shall be true and correct at and as of the Closing Date as though then made;

            (b) All conditions shall have been satisfied to the closing of the Acquisition Agreement other than the requisite vote of shareholders.

            (c) Buyer shall at the Closing concurrently obtain ownership to a sufficient number of shares of Company Capital Stock to enable it to enter into a short-form merger with the Company under Section 621 of the Minnesota Business Corporation Act ("MBCA").

          3.02 Termination. This agreement may be terminated by Buyer if it shall not have entered into purchase agreements by 5:00 p.m. on June 29, 1995 in substantially the form of this agreement with holders of Company Capital Stock which if closed would allow it to enter into a short-form merger with the Company under Section 621 of the MBCA or if the closing of such purchase agreements shall not occur by 1:00 p.m. on June 30, 1995.

          3.03 Investment Intent. Seller hereby acknowledges, represents and warrants to, and agrees with Buyer, as follows:

            (a) Information Statement. Seller has been furnished with a copy of the Information Statement dated June 26, 1995.

            (b) Exempt Offering. Seller understands that the offer and sale of Apertus Common Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and that no registration statement relating to the Apertus Common Stock has been filed with the Securities and Exchange Commission or any state securities commission.

            (c) Access to Information. Seller has reviewed the Information Statement and understands the information contained therein and information otherwise provided to Seller relating to the Merger. Seller has had an opportunity to ask questions of and receive information and answers from Parent concerning the terms and conditions of the Merger.

            (d) Investor Sophistication. Seller has, either alone or together with Seller's purchaser representative, such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of an investment in the Apertus Common Stock and protecting Seller's interests in connection with an investment in Apertus Common Stock and, in Seller's judgment, has obtained, either alone or together with Seller's purchaser representative, sufficient information to evaluate the merits and risks of an investment in the Apertus Common Stock. Seller acknowledges that Seller has the financial ability to bear the economic risk of Seller's investment in the Apertus Common Stock, has adequate means for providing for Seller's current needs and has no need for liquidity with respect to Seller's investment in the Apertus Common Stock.

            (e) Transfer Restrictions. Parent has agreed in the Acquisition Agreement to register the Apertus Common Stock, to be issued to Seller hereunder. However, such Apertus Common Stock has not been registered under the Securities Act or applicable state securities laws on the date hereof, and the economic risk of investment must be borne indefinitely by Seller. Such Apertus Common Stock cannot be sold by Seller unless subsequently registered under the Securities Act or an exemption from such registration is available. There is no assurance that the Apertus Common Stock will be so registered in the future.

            (f) Restrictive Legends. The certificates representing the Apertus Common Stock will bear legends and a notation will be made in the transfer records indicating the restriction on transfer to which the Apertus Common Stock is subject.

                                  ARTICLE IV
                                 MISCELLANEOUS

          4.01 Amendment and Waiver. This agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this agreement will be deemed effective to modify or amend any part of this agreement or any rights or obligations of any person under or by reason of this agreement.

          4.02 Assignment. This agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this agreement nor any of the rights, interests or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

          4.03 Severability. Whenever possible, each provision of this agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

          4.04 Complete Agreement. This agreement contains the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          4.05 Counterparts. This agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

          4.06 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this agreement and the performance of the obligations imposed by this agreement.


                              BLUELINE ACQUISITION CO.

                              By:
                                  .............................................

                               Its:
                                  .............................................

SELLER:                         No. of shares being sold:

Name:    .....................  Common Stock                           ____________ Shs.

Address: .....................  Cumulative Preferred Stock, Series I   ____________ Shs.

City:    .....................  Cumulative Preferred Stock, Series II  ____________ Shs.

State:   .....................  Seller is an accredited investor within the meaning of Rule 501 of the Securities and
                                  Exchange Commission
Zip:     .....................                  [_] YES    [_] NO

SSAN or EIN: .................


                                ...............................................
                                                  Signature

                                                                       EXHIBIT F

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY



          (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and, subject to approval of the Plan of Merger by the Company's shareholders, has the requisite corporate power and authority to enter into the Agreement and the Articles of Merger and perform its obligations hereunder and thereunder. The Company has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. New Jersey is the only jurisdiction in which the conduct of the Company's business or the ownership, leasing or operation of its properties and assets requires the Company to be qualified to do business (except for those jurisdictions where the failure of the Company to be so qualified would not have a material adverse effect on the condition of the Company) and the Company is qualified to do business and is in good standing as a foreign corporation under the laws of New Jersey.

          (2) The execution, delivery and performance of the Agreement and the Articles of Merger by the Company and the consummation of the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on their part are necessary to authorize the execution, delivery or performance of the Agreement and the Articles of Merger, other than the approval of the Plan of Merger by the shareholders of the Company. The Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, and the Articles of Merger, when approved by the Company's shareholders and executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

          (3) The execution, delivery and performance of the Agreement and the Articles of Merger by the Company and the consummation by the Company of the transactions contemplated thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration under, result in any lien, security interest, charge or encumbrance upon any assets of the Company, or, except for those that have been obtained, require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under the provisions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument known to me by which the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject.

          (4) Except for the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, the Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of the Agreement or the Articles of Merger or the consummation of the transactions contemplated thereby. No consent, approval or authorization of any governmental or regulatory authority or, to the best of my knowledge, any other party or person (except the approval of the Plan of Merger by the shareholders of the Company) that has not been obtained is required to be obtained by the Company in connection with its execution, delivery and performance of the Agreement or the Articles of Merger or the transactions contemplated thereby.

          (5) The authorized capital stock of the Company consists of 15,000,000 shares, par value $.01 per share, divisible into classes and series. Shares issued not part of a class or series shall be Common Shares. The only authorized classes and series of Capital Stock are shown below:

            Class and Series     Authorized        Outstanding
            ----------------     ----------        -----------


  Company Common Stock                            662,728 Shares
  Series I Preferred Stock        4,063,352     4,063,352 Shares
  Series II Preferred Stock       1,950,000     1,837,843 Shares

All of such outstanding shares of Capital Stock have been duly authorized and are validly issued, fully paid and nonassessable. Other than the Company Common Stock, Series I Preferred Stock, Series II Preferred Stock, Outstanding Stock Options and Outstanding Warrants, the Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of Capital Stock by the Company and, except for the Series I Preferred Stock, the Series II Preferred Stock, Outstanding Stock Options and Outstanding Warrants, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of Capital Stock or other securities of the Company of any kind. There are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

          (6) All of the outstanding capital stock of Subsidiaries is owned by the Company.

                                                                       EXHIBIT G

                             OFFICER'S CERTIFICATE



           Pursuant to Section 7.01(l)(i) of that certain Acquisition Agreement among Apertus Technologies Incorporated ("Parent"), a Minnesota corporation, BlueLine Acquisition Co. ("Acquisition Co."), a Minnesota corporation, and BlueLine Software, Inc. (the "Company"), a Minnesota corporation, dated June 26, 1995 (the "Agreement"), the undersigned hereby certifies that he has supervised or conducted a reasonable investigation necessary for the purposes of this Officer's Certificate and that:

       (a) The representations and warranties of the Company set forth in
     Article III of the Agreement are true and correct in all material respects at and as of the date hereof as though such representations and warranties had been made on the date hereof and as though the date hereof had been substituted for the date of the Agreement throughout such representations and warranties (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) was true and correct in all material respects on and as of such date;

       (b) The Company has performed in all material respects all of the covenants and agreements required to be performed by it under the Agreement and the Articles of Merger prior to the Closing;

       (c) The Company has obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Company's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the Company or any license, franchise or permit of or affecting the Company;

       (d) The Agreement, the Articles of Merger and the Merger have been duly and validly authorized by the Board of Directors;

       (e) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated by the Agreement have been duly made and obtained;

       (f) There is not threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated by the Agreement or the Articles of Merger or seeking to obtain material damages in connection with such transactions,
     (ii) seeking to prohibit direct or indirect ownership or operation by Parent of all or a material portion of the business or assets of the Company and the Subsidiaries, or to compel Parent or any of the Subsidiaries or the Company to dispose of or to hold separately all or a material portion of the business or assets of Parent and its subsidiaries or of the Company, as a result of the transactions contemplated by the Agreement, (iii) seeking to require direct or indirect transfer or sale by Parent or Acquisition Co. of any of the shares of capital stock, (iv) seeking to invalidate or render unenforceable any provision of the Agreement, the Articles of Merger or the Related Agreements or (v) otherwise relating to and materially adversely affecting the transactions contemplated by the Agreement;

       (g) There has not been any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Agreement by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in
     Section 7.01(f) of the Agreement;

       (h) There has been no damage, destruction or loss of or to any property or properties owned or used by the Company, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a material adverse effect on the Condition of the Company; and

       (i) There has been no material adverse change in the Condition of the Company or the Subsidiaries since April 30, 1995.

       All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them under the Agreement.

       IN WITNESS WHEREOF, the undersigned does hereby execute this Officers' Certificate, as of the ____ day of June, 1995.



                                            -----------------------------
                                                  Willard J. Cecchi

                                                                       EXHIBIT H


                     FORM OF OPINION OF COUNSEL FOR PARENT


BlueLine Software, Inc.
5775 Wayzata Boulevard
Minneapolis, MN 55416

Ladies and Gentlemen:

          I have acted as counsel to Apertus Technologies Incorporated ("Parent") in connection with that certain Acquisition Agreement, dated June 26, 1995 (the "Agreement") among Parent, BlueLine Acquisition Co. ("Acquisition Co.") and BlueLine Software, Inc. (the "Company") and the transactions contemplated to be performed by the parties thereto. This opinion is being delivered pursuant to Section 7.02(f) of the Agreement. All capitalized terms used herein and not defined herein have the meanings assigned to them in the Agreement.

          I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of my opinions set forth below.

          In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than Parent, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinions, I have relied upon certificates of officers of Parent and of public officials (including, without limitation, those certificates delivered to others at the Closing).

          On the basis of the foregoing and of my examination of such other questions of law and fact as I deem relevant under the circumstances, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, I am of the opinion that, as of the date hereof:

          (1) Each of Parent and Acquisition Co. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate power and authority to enter into the Agreement and the Articles of Merger and perform its obligations thereunder.

          (2) The execution, delivery and performance of the Agreement by Parent and Acquisition Co., and of the Articles of Merger by Acquisition Co., and the consummation of the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on their part are necessary to authorize the execution, delivery or performance of the Agreement or the Articles of Merger. The Agreement has been duly executed and delivered by Parent and Acquisition Co. and constitutes the valid and binding obligation of Parent and Acquisition Co., and the Articles of Merger constitute the valid and binding obligation of Acquisition Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

          (3) The execution, delivery and performance of the Agreement and the Articles of Merger by Parent and Acquisition Co. and the consummation by Parent and Acquisition Co. of the transactions contemplated thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration under, result in any lien, security interest, charge or encumbrance upon any assets of Parent or Acquisition Co. pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under the provisions of the Articles of Incorporation or Bylaws of either Parent or Acquisition Co. or any indenture, mortgage, lease, loan agreement or other agreement or instrument known to me by which either Parent or Acquisition Co. is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which either Parent or Acquisition Co. is subject.

          (4) All of the outstanding capital stock of Acquisition Co. is owned by Parent.

          (5) The Apertus Common Stock issued pursuant to the Offer and to be issued in connection with the Merger has been duly authorized and, upon issuance, will be validly issued, fully paid and nonassessable.

          (6) Except for the filing of the Articles of Merger with the Secretary of State of Minnesota and any filings under the Securities Act or the Securities Exchange Act of 1934, as amended, neither Parent nor Acquisition Co. is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of the Agreement or the Articles of Merger or the consummation of the transactions contemplated thereby. No consent, approval or authorization of any governmental or regulatory authority or, to the best of my knowledge, any other person or party is required to be obtained by Parent or Acquisition Co. in connection with its execution, delivery and performance of the Agreement or the Articles of Merger or the transactions contemplated thereby.

          My opinions expressed above are limited to the laws of the State of Minnesota and the federal laws of the United States of America.

          The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent.


Dated:  June__, 1995


                                    Very truly yours,

                                                                       EXHIBIT I

                         OFFICER'S CERTIFICATE



           Pursuant to Section 7.02(g)(i) of that certain Acquisition Agreement among Apertus Technologies Incorporated ("Parent"), a Minnesota corporation, BlueLine Acquisition Co. ("Acquisition Co."), a Minnesota corporation and BlueLine Software, Inc. (the "Company"), a Minnesota corporation, dated June 26, 1995 (the "Agreement"), the undersigned hereby certifies that he has supervised or conducted a reasonable investigation necessary for the purposes of this Officer's Certificate and that:

       (a) The representations and warranties of Parent and Acquisition Co. set forth in Article IV of the Agreement are true and correct in all material respects at and as of the date hereof as though such representations and warranties had been made on the date hereof and as though the date hereof had been substituted for the date of the Agreement throughout such representations and warranties, except that any such representation or warranty made as of a specified date (other than the date hereof) was true and correct in all material respects on and as of such date;

       (b) Parent and Acquisition Co. have performed in all material respects all the covenants and agreements required to be performed by them under the Agreement and the Articles of Merger prior to the Closing;

       (c) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated by the Agreement have been duly made and obtained;

       (d) There is not threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated by the Agreement or the Articles of Merger or seeking to obtain material damages in connection with such transactions,
     (ii) seeking to invalidate or render unenforceable any provision of the Agreement, the Articles of Merger or any of the Related Agreements or (iii) otherwise relating to and materially adversely affecting the transactions contemplated by the Agreement; and

       (e) There has not been any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by the Agreement or the Articles of Merger, by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.02(d) of the Agreement.

       All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them under the Agreement.

       IN WITNESS WHEREOF, the undersigned does hereby execute this Officer's Certificate, as of the ___ day of June, 1995.



                                   -----------------------------
                                   Robert D. Gordon




                                      -2-